Exhibit 99.1
For more information, contact:
Ronald L. Smith
Chief Financial Officer
(336) 316-5545
Unifi Announces Second Quarter Results
     GREENSBORO, N.C. — February 4, 2010 — Unifi, Inc. (NYSE:UFI) today released preliminary results for its second fiscal quarter ended December 27, 2009.
     The Company is reporting net income of $2.0 million or $0.03 per share for the second quarter of fiscal 2010 compared to a net loss of $9.1 million or $0.15 per share for the prior year quarter. Net sales for the quarter increased $16.5 million or 13.1% to $142.3 million, and reflect the combined impact of improvements in retail sales across the Company’s primary end-use segments and increases in market share. The Company is also reporting adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) of $13.3 million for the current quarter compared to $2.1 million of Adjusted EBITDA for the prior year quarter. Quarter over prior year quarter highlights include the following:
•	Gross profit increased $15 million and gross margin improved to 12.2%;

•	Adjusted EBITDA improved by $11.2 million;

•	The Company’s share of earnings from its equity affiliates improved by $1.4 million; and

•	UTSC, the Company’s wholly-owned subsidiary in China, reached profitability in the quarter.
     For the first half of the 2010 fiscal year, the Company is reporting net income of $4.4 million or $0.07 per share compared to a net loss of $9.7 million or $0.16 per share for the prior year period. Although net sales for the first half of the fiscal year decreased $9.6 million or 3.3% to $285.1 million, Adjusted EBITDA increased to $28.4 million compared to $16.0 million for the first six months of fiscal 2009. Results for the quarter and the first half of the fiscal year were positively impacted by a $1 million reduction in the Company’s bad debt provision.
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Unifi Announces Second Quarter Results — page 2
     “I am very pleased with our overall results for the first half of the fiscal year, in which we maintained profitability and generated $12 million more Adjusted EBITDA compared to the prior year period, as we have adapted our business model to the post-recession reality,” said Bill Jasper, President and CEO of Unifi. “With the gradual improvement of the economy, we are encouraged by the demand levels we are seeing and the resurgence in the number of development programs using our premium value-added yarns, particularly our REPREVE® recycled product. In addition, progress continues on our Central American operation, and we expect to begin shipping locally-produced yarn in Central America during the June quarter.”
     Cash-on-hand at the end of the December quarter was $54.4 million, which represents a decrease of $1.3 million from the end of the September quarter, but an increase of $42 million over the last twelve months. Total cash and cash equivalents at the end of the December quarter, including restricted cash, were $58.1 million and total long-term debt was $183.4 million.
     Ron Smith, Chief Financial Officer for Unifi, said, “compared to a year ago, the Company’s substantial margin improvement was driven by significantly better volumes, resulting in higher utilization rates, as well as the Company’s continuous improvement efforts focused on quality, operating efficiencies and cost structures. We do see an upward trend in polyester raw material costs over the next two quarters, which may put some pressure on margins, but we are optimistic as a result of the improving demand and our ability to recover such cost increases over the long-run.”
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Unifi Announces Second Quarter Results — page 3
     Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials. The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: AIO® — all-in-one performance yarns, SORBTEK®, A.M.Y.®, MYNX® UV, REPREVE®, REFLEXX®, MICROVISTA® and SATURA®. Unifi’s yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications. For more information about Unifi, visit www.unifi.com, or to learn more about REPREVE®, visit www.repreve.com.
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Financial Statements to Follow

Unifi Announces Second Quarter Results — page 4
UNIFI, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)

	December 27, 2009	June 28, 2009
	(Unaudited)
Assets
Cash and cash equivalents	$54,442	$42,659
Receivables, net	69,354	77,810
Inventories	103,012	89,665
Deferred income taxes	1,294	1,223
Assets held for sale	—	1,350
Restricted cash	3,609	6,477
Other current assets	5,887	5,464

Total current assets	237,598	224,648

Property, plant and equipment, net	156,524	160,643
Investments in unconsolidated affiliates	62,959	60,051
Restricted cash	—	453
Intangible assets, net	15,821	17,603
Other noncurrent assets	13,035	13,534

	$485,937	$476,932

Liabilities and Shareholders’ Equity
Accounts payable	$27,619	$26,050
Accrued expenses	15,871	15,269
Income taxes payable	445	676
Current maturities of long-term debt and other current liabilities	3,977	6,845

Total current liabilities	47,912	48,840
Long-term debt and other liabilities	181,703	182,707
Deferred income taxes	371	416
Shareholders’ equity	255,951	244,969

	$485,937	$476,932

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Unifi Announces Second Quarter Results — page 5
UNIFI, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (In Thousands Except Per Share Data)

	For the Quarters Ended		For the Year To Date Periods Ended
	December 27, 2009	December 28, 2008	December 27, 2009	December 28, 2008
Summary of Operations:
Net sales	$142,255	$125,727	$285,106	$294,736
Cost of sales	124,919	123,415	248,364	278,999
Write down of long-lived assets	—	—	100	—
Selling, general & administrative expenses	12,152	9,304	23,316	19,849
Provision (benefit) for bad debts	(564)	501	12	1,059
Other operating (income) expense, net	(109)	(5,212)	(196)	(5,773)

Non-operating (income) expense:
Interest income	(834)	(680)	(1,580)	(1,593)
Interest expense	5,223	5,748	10,715	11,713
Gain on extinguishment of debt	—	—	(54)	—
Equity in earnings of unconsolidated affiliates	(1,609)	(162)	(3,672)	(3,644)
Write down of investment in unconsolidated affiliate	—	1,483	—	1,483

Income (loss) from continuing operations before income taxes	3,077	(8,670)	8,101	(7,357)
Provision for income taxes	1,124	614	3,659	2,499

Income (loss) from continuing operations	1,953	(9,284)	4,442	(9,856)
Income from discontinued operations, net of tax	—	216	—	112

Net income (loss)	$1,953	$(9,068)	$4,442	$(9,744)

Earnings (loss) per share from continuing operations and net income:
Income (loss) per common share — basic	$0.03	$(0.15)	$0.07	$(0.16)

Income (loss) per common share — diluted	$0.03	$(0.15)	$0.07	$(0.16)

Weighted average shares outstanding — basic	61,498	62,030	61,778	61,582

Weighted average shares outstanding — diluted	61,784	62,030	61,921	61,582
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Unifi Announces Second Quarter Results — page 6
UNIFI, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (Amounts in Thousands)

	For the Six-Months Ended
	December 27, 2009	December 28, 2008
Cash and cash equivalents at beginning of year	$42,659	$20,248

Operating activities:
Net income (loss)	4,442	(9,744)
Adjustments to reconcile net income (loss) to net cash provided by (used in) continuing operating activities:
Income from discontinued operations	—	(112)
Earnings of unconsolidated affiliates, net of distributions	(2,062)	(1,579)
Depreciation	11,563	15,832
Amortization	2,334	2,137
Stock-based compensation expense	1,273	622
Deferred compensation expense (recovery), net	343	(69)
Net gain on asset sales	(57)	(5,910)
Gain on extinguishment of debt	(54)	—
Write down of long-lived assets	100	—
Write down of investment in unconsolidated affiliate	—	1,483
Deferred income tax	(19)	35
Provision for bad debts	12	1,059
Other	301	256
Change in assets and liabilities, excluding effects of acquisitions and foreign currency adjustments	565	(11,962)

Net cash provided by (used in) continuing operating activities	18,741	(7,952)

Investing activities:
Capital expenditures	(4,965)	(7,829)
Investment in joint venture	(550)	—
Acquisition of intangible asset	—	(500)
Change in restricted cash	4,158	10,118
Proceeds from sale of capital assets	1,358	6,950
Other	(79)	—

Net cash (used in) provided by investing activities	(78)	8,739

Financing activities:
Payments of long-term debt	(4,594)	(20,578)
Borrowings of long-term debt	—	14,600
Proceeds from stock option exercises	—	3,830
Purchase and retirement of Company stock	(4,995)	—
Other	—	37

Net cash used in financing activities	(9,589)	(2,111)

Cash flows of discontinued operations:
Operating cash flow	—	(162)

Net cash used in discontinued operations	—	(162)

Effect of exchange rate changes on cash and cash equivalents	2,709	(6,143)

Net increase (decrease) in cash and cash equivalents	11,783	(7,629)

Cash and cash equivalents at end of period	$54,442	$12,619

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Unifi Announces Second Quarter Results — page 7
Adjusted EBITDA Reconciliation
to Net Income (Loss)
(Amounts in thousands)
(Unaudited)

	Quarters Ended		Year-To-Date Ended
	December	December	December	December
	2009	2008	2009	2008
Net income (loss)	$1,953	$(9,068)	$4,442	$(9,744)
Income from discontinued operations, net of tax	—	(216)	—	(112)
Provision for income taxes	1,124	614	3,659	2,499
Interest expense, net	4,389	5,068	9,135	10,120
Depreciation and amortization expense	6,648	7,633	13,344	17,391
Equity in earnings of unconsolidated affiliates	(1,609)	(162)	(3,672)	(3,644)
Non-cash compensation, net of distributions	846	353	1,616	554
(Gain) loss on sales of PP&E	37	(5,594)	(57)	(5,909)
Currency and hedging (gains) losses	(133)	(94)	(120)	(8)
Write down of long-lived assets and unconsolidated affiliate	—	1,483	100	1,483
Gain on extinguishment of debt	—	—	(54)	—
Asset consolidation and optimization expense	—	2,128	—	3,368
Kinston shutdown expenses	—	—	—	30

Adjusted EBITDA	$13,255	$2,145	$28,393	$16,028

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Unifi Announces Second Quarter Results — page 8
NON-GAAP FINANCIAL MEASURES
Non-GAAP Financial Measures
     Included in this presentation are certain non-GAAP financial measures designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America because management believes such measures are useful to investors.
     Adjusted EBITDA
     Adjusted EBITDA represents net income or loss before income tax expense, interest expense, depreciation and amortization expense and loss or income from discontinued operations, adjusted to exclude equity in earnings and losses of unconsolidated affiliates, write down of long-lived assets and unconsolidated affiliate, non-cash compensation expense net of distributions, gains or losses on sales of property, plant and equipment, currency and hedging gains and losses, asset consolidation and optimization expense, gain on extinguishment of debt, and Kinston shutdown costs. We present Adjusted EBITDA as a supplemental measure of our performance and ability to service debt. We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry and in measuring the ability of “high-yield” issuers to meet debt service obligations.
     We believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. Equity in earnings and losses of unconsolidated affiliates is excluded because such earnings or losses do not have an impact on our ability to service our debt. The other items excluded from Adjusted EBITDA are excluded in order to better reflect our continuing operations.
     In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.
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Unifi Announces Second Quarter Results — page 9
NON-GAAP FINANCIAL MEASURES
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Our Adjusted EBITDA measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
     • it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;
     • it does not reflect changes in, or cash requirements for, our working capital needs;
     • it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;
     • although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA measure does not reflect any cash requirements for such replacements;
     • it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;
     • it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations;
     • it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and
     • other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.
     Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under the notes. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.
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Unifi Announces Second Quarter Results — page 10
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
          Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about Unifi, Inc.’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.
          Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, the success of our subsidiaries, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies’ policies and legislation, and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.
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